EXHIBIT 10.1

                               ARTICLES OF MERGER

                                       OF

                               FIRST RESERVE, INC.
                             (A FLORIDA CORPORATION)

                                       AND

                               FIRST RESERVE, INC.
                            (AN ARIZONA CORPORATION)


         Pursuant to the provisions of Section 10-1105, Arizona Statutes, these Articles of Merger provide that:

                  1. First Reserve, Inc., a Florida corporation (the "Subsidiary"), shall be merged with and into First Reserve, Inc., an Arizona corporation (the "Parent"), which shall be the surviving corporation (the "Surviving Corporation").

                  2. The address of the Surviving Corporation shall be 1360 S. Dixie Highway, Miami, Florida 33146.


                  3. The name and address of the statutory agent of the Surviving Corporation is:

                                    Michael S. Williams
                                    3710 E. Kent Drive
                                    Phoenix, Arizona 85044

                  4. The Parent adopted an Agreement and Plan of Merger (the "Plan"), dated as of April 1, 1998 that merges the Subsidiary into the Parent pursuant to and in accordance with the Plan and Section 10-1104, Arizona Statutes, which governs the merger of a subsidiary into its parent. The Board of Directors of the Parent and the Subsidiary respectively approved the Plan.

                  5. Shareholder approval was not required for this transaction in accordance with Section 10-1104A., Arizona Statutes.

                  6. The Plan provides that upon the effective date of these Articles of Merger all assets and liabilities of the Subsidiary shall be assumed by the Surviving Corporation and the share certificates representing the shares of common stock of the Subsidiary shall be canceled.

                  7. The Plan shall be effectuated pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended and shall be effective as of the day on which these Articles of Merger are filed by the Secretary of State of Arizona.



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         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of each of the Parent and the Subsidiary by their authorized officers as of April 1, 1998.


                          FIRST RESERVE, INC.,  a Florida corporation


                          By:/S/ALLEN C. HARPER
                                   Allen C. Harper, Chief Executive Officer




                          FIRST RESERVE, INC., an Arizona corporation



                          By:/S/RONALD A. SHUFFIELD
                                   Ronald A. Shuffield, President


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